Exhibit 99.1

     GENCORP ANNOUNCES RESALE REGISTRATION STATEMENT RELATING TO ITS 2 1/4%
         CONVERTIBLE SUBORDINATED DEBENTURES DUE 2024 DECLARED EFFECTIVE

    SACRAMENTO, Calif., Feb. 23 /PRNewswire-FirstCall/ -- GenCorp Inc. ("GenCorp" or the "Company") (NYSE: GY) today announced that the Securities and Exchange Commission has declared effective the Company's registration statement on Form S-3, which relates to resales by the holders of up to $146,400,000 aggregate principal amount of the Company's 2 1/4% Convertible Subordinated Debentures due 2024 and the common stock issuable upon conversion of the debentures. The debentures were originally sold in a private placement to qualified institutional buyers.

    This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

    About GenCorp
    GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company's real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com .

SOURCE  GenCorp Inc.
    -0-                             02/23/2005
    /CONTACT: investors, Yasmin Seyal, senior vice president and chief financial officer, +1-916-351-8585, or media, Linda Cutler, vice president, corporate communications, +1-916-351-8650, both of GenCorp Inc.; or Judith Wilkinson, or Jeremy Jacobs, or Joele Frank, all of Wilkinson Brimmer Katcher, +1-212-355-4449, for GenCorp Inc./
    /Web site:  http://www.gencorp.com /